UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	January 26, 2007
(Date of earliest event reported):	January 24, 2007

Commission File No. 1-5828

CARPENTER TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	23-0458500
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
P.O. Box 14662 Reading Pennsylvania	19612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 610-208-2000

Former name or former address, if changed since last Report: N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 - Entry into a Material Definitive Agreement

On January 24, 2007, Carpenter Technology Corporation’s (the “Company”) board of directors approved a form of Stock Option Award Agreement to be used in connection with the Company’s Stock-Based Compensation Plan For Non-Employee Directors.  The form of agreement is attached hereto as Exhibit 10.  The agreement sets forth the exercise price and period during which the option may be exercised.

Item 2.02 - Results of Operations and Financial Condition

On January 26, 2007, Carpenter Technology Corporation issued a press release discussing fiscal 2007 second quarter and year to date results for the period ended December 31, 2006. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for any purpose.

Item 9.01 - Other Events

On January 26, 2007, Carpenter Technology Corporation issued a press release, attached hereto as Exhibit 99.2, announcing a $115 million expansion of its premium melt capacity.    The expansion of melt capacity and related infrastructure at the Company’s Reading, PA facilities is part of approximately $200 million in capital investment expenditures the Company will make over the next four years under the strategic plan it announced last September.

Item 9.01 - Financial Statements and Exhibits

          (c) Exhibits - See Exhibit Index

Exhibit Index

               Exhibit No.                  Description

               10.1                              Form of Stock Option Agreement for Directors

               99.1                              Press Release dated January 26, 2007

               99.2                              Press Release, dated January 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 26, 2007	CARPENTER TECHNOLOGY CORPORATION By: /s/ David A. Christiansen David A. Christiansen

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